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                                LAW OFFICES OF
                        EHMANN, VAN DENBERGH & TRAINOR
                          A PROFESSIONAL CORPORATION

TWO PENN CENTER PLAZA, SUITE 725                        TELEPHONE: 215/851-9800
PHILADELPHIA, PENNSYLVANIA 19102-1707                         FAX: 215/851-9820

                                                                   May 7, 1997

Daleco Resources Corporation
435 Devon Park Drive, Suite 410
Wayne, PA 19087

                  Re: 100,000 Shares of Common Stock
                      of Daleco Resources Corporation
                      -------------------------------

Gentlemen:

We have represented Daleco Resources Corporation (the "Company") in connection with the registration of the above referenced Shares under the Securities Act of 1933 on the Company's Form S-8 Registration Statement (the "Registration Statement") for issuance to Venture Capital & Marketing Consultants, Inc. as specified in the Registration Statement.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation; its By-Laws; minutes of the Meetings of the Board of Directors; the Agreements listed as Exhibits to the Registration Statement or incorporated therein be reference; and such other materials as we considered necessary to support this opinion.

Based on this examination, we are of the opinion that the Shares have been validly authorized, and that the Shares will be legally issued, fully paid and non-assessable when certificates therefore have been duly executed, countersigned and delivered.

We hereby consent to the reference to this firm in the Registration Statement under Item 5 of Form S-8, Interest of Named Experts and Counsel, and to the attachment of this opinion as an Exhibit to the Registration Statement.


                                            Ehmann, Van Denbergh & Trainor, P.C.

                                            By: /s/ C. Warren Trainor
                                               ---------------------------------
                                               A Member of the Firm
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